CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-278059) of Nuveen Preferred & Income Opportunities Fund of our report dated September 26, 2025, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

October 3, 2025

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 27, 2024, with respect to the financial statements and financial highlights of Nuveen Floating Rate Income Fund, Nuveen Credit Strategies Income Fund, and Nuveen Preferred & Income Opportunities Fund.

Chicago, Illinois

October 3, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.